FOR IMMEDIATE RELEASE

Contacts:

Investor Contact: Peng Zhai Investor Relations Specialist Winner Medical Group Inc. Tel: +86-755-2806-6858 E-mail: peng.zhai@winnermedical.com	Investor Relations (US): United States Delia Cannan Taylor Rafferty Tel: +1-212-889-4350 E-mail:winnermedical@taylor-rafferty.com

Investor Relations (HK): Hong Kong Pamela Leung Taylor Rafferty Tel: +852-3196-3712 E-mail: winnermedical@taylor-rafferty.com

WINNER MEDICAL SCHEDULES 2007/08 THIRD QUARTER EARNINGS RELEASE ON MONDAY, AUGUST 11, 2008

Earnings Conference Call to be held on Tuesday, August 12, 2008 at 5am (Pacific) / 8am (Eastern) / 8pm (Shenzhen/Hong Kong)

SHENZHEN, PRC — July 31, 2008 — Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical”), a leading manufacturer and the largest exporter by volume in the medical dressing industry (medical and wound care products) in China, today announced that it will release unaudited financial results for the third quarter ended June 30, 2008 after the US market closes on Monday, August 11, 2008 (Eastern).

The earnings release will be available on the investor relations page of the Winner Medical website at http://ir.winnermedical.com after the US market closes on Monday, August 11, 2008 (Eastern).

Following the earnings announcement, Winner Medical senior management will host a conference call at 5am (Pacific)/ 8am (Eastern)/ 8pm (Shenzhen/Hong Kong) on Tuesday, August 12, 2008 to discuss its 2007/08 third quarter results and recent business developments. The conference call may be accessed by calling 1 800 510 0178 (US), 10 800 130 0399 (China) or 800 96 3844 HK; Passcode: 43185903. A telephone replay will be available shortly after the conclusion of the call and will be accessible through August 19, 2008 by calling 1 888 286 8010 (US) or 1 617 801 6888 (International); Passcode: 64048205.

About Winner Medical
Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, four joint-venture factories and over 5,000 employees. The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton. The products are sold world-wide, with Europe, the US and Japan serving as the top three markets. The Company currently holds 38 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the US Food and Drug Administration (FDA) to ship finished, sterilized products directly to the US market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com .